UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2013

AMERICAN MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1614 15th Street, Suite 300 Denver, Colorado	(80202
Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 457-6060

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Contribution Agreement

On April 15, 2013, American Midstream Partners, LP (the “Partnership) entered into a Contribution Agreement (the “Contribution Agreement”) with High Point Infrastructure Partners, LLC (“High Point”), an affiliate of ArcLight Capital Partners, LLC (“ArcLight”), pursuant to which High Point contributed to us 100% of the limited liability company interests in certain of its subsidiaries that own midstream assets located in southern and offshore Louisiana (the “High Point Assets”) and $15 million in cash in exchange for 5,142,857 newly issued Series A Convertible Preferred Units in the Partnership. Of the $15 million cash consideration paid by High Point, approximately $2.5 million was used to pay certain transaction expenses of High Point, and the remaining amount was used to repay borrowings outstanding under the Partnership’s credit facility in connection with the Fourth Amendment thereto described below. The transactions contemplated by the Contribution Agreement were consummated on April 15, 2013.

The Contribution Agreement contains customary representations, warranties, agreements and indemnification obligations by the Partnership.

The description of the Contribution Agreement contained in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Amendment to Credit Agreement

On April 15, 2013, the Partnership, American Midstream, LLC, Bank of America, N.A. as administrative agent and the lenders party thereto, entered into the Fourth Amendment (the “Fourth Amendment”) to Partnership’s Credit Agreement (the “Credit Agreement”). The Fourth Amendment amends the Credit Agreement to (i) allow for the transactions contemplated under the Contribution Agreement and the issuance of additional Series A Preferred Units as paid-in-kind distributions, (ii) require the Partnership to repay borrowings under the Credit Agreement with the proceeds of certain asset sales and debt issuances, (iii) increase the maximum allowable consolidated total leverage ratio, including allowing for a higher maximum consolidated total leverage ratio for the seven fiscal quarters starting with the second quarter of 2013 and (iv) reset the applicable interest rates for borrowings based on the consolidated total leverage ratio for each quarter. In addition, the Fourth Amendment provides for a decrease in the aggregate commitments under the Credit Agreement from $200 million to $175 million if, on or prior to September 20, 2013, the Partnership has not received from AIM Midstream Holdings, LLC (“AIM Midstream Holdings”) a $12.5 million equity contribution and used that contribution to prepay amounts outstanding under the Credit Agreement.

The description of the Fourth Amendment contained in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under the caption “Amendment to Credit Agreement” in Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained under the caption “Contribution Agreement” in Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

On April 15, 2013, as a portion of the consideration under the Contribution Agreement, the Partnership issued 5,142,857 Series A Convertible Preferred Units in the Partnership (the “Series A Preferred Units”). The Series A Preferred Units were issued pursuant to a private placement conducted in accordance with the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act of 1933, as amended.

Under the terms of the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amended Partnership Agreement”), commencing with the quarter ending on June 30, 2013 and ending with the earlier of the quarter that includes a conversion of the Series A Preferred Units and the quarter beginning October 1, 2014 (the “Coupon Conversion Quarter”), the Series A Preferred Units will each receive quarterly distributions (the “Series A Quarterly Distributions”) in an amount equal to (i) 0.01428571 of additional Series A Preferred Units (subject to customary anti-dilution adjustments) (the “PIK Distribution”) and (ii) $0.25 in cash (with the additional Series A Preferred Units and cash portion relating to the quarter ending June 30, 2013 being prorated based on the number of days in such quarter that follow the date on which the Series A Preferred Units were issued). Commencing with the Coupon Conversion Quarter, the Series A Preferred Units will receive the Series A Quarterly Distributions in an amount equal to the greater of (a) the amount of aggregate distributions that would be payable had such Series A Preferred Units converted into common units representing limited partner interests in the Partnership (“Common Units”) and (b) a fixed rate of 0.023571428 multiplied by the conversion price, which will initially be $17.50 per Series A Preferred Unit (subject to customary anti-dilution adjustments) (the “Conversion Price”), paid in arrears within 45 days after the end of each quarter and prior to distributions with respect to the Common Units and subordinated units representing limited partner interests in the Partnership (“Subordinated Units”). If we elect to reduce distributions on the Series A Preferred Units in order to satisfy our obligation under the Fourth Amendment to reduce distributions on either our subordinated units or Series A Preferred Units in respect of each of the quarters ending June 30, September 30 and December 31, 2013, no part of any such reduction will accrue or accumulate or bear interest.

The record date for the determination of holders entitled to receive Series A Quarterly Distributions will be the same as the record date for determination of Common Unit holders entitled to receive quarterly distributions.

If we fail to pay in full any Series A Quarterly Distribution, the amount of such unpaid distribution will accrue, accumulate and bear interest at a rate of 6.0% per annum from the first day of the quarter immediately following the quarter for which such distribution is due until paid in full.

The Series A Preferred Units have voting rights that are identical to the voting rights of the Common Units and will vote with the Common Units as a single class, with each Series A Preferred Unit entitled to one vote for each Common Unit into which such Series A Preferred Unit is convertible. The Series A Preferred Units also have separate class voting rights on any matter, including a merger, consolidation or business combination, that adversely affects, amends or modifies any of the rights, preferences, privileges or terms of the Series A Preferred Units. Moreover, the general partner may not take any of the following actions without the prior written consent of High Point or any of its affiliates, as long as High Point or such affiliates together hold at least 50% of the Series A Preferred Units and Subordinated Units held by High Point immediately following the issuance of the Series A Preferred Units on April 15, 2013:

•

cause or permit us to invest in, or dispose of, the equity securities or debt securities of any person or otherwise acquire or dispose of any interest in any person, to acquire or dispose of interest in any joint venture or partnership or any similar arrangement with any person, or to acquire or dispose of assets of any person, or to make any capital expenditure (other than maintenance capital expenditures), or to make any loan or advance to any person if the total consideration (including cash, equity issued and debt assumed) paid or payable, or received or receivable, by us exceeds $15 million in any one or series of related transactions or in the aggregate exceeds $50 million in any twelve-month period;

•

cause or permit us to (i) incur, create or guarantee any indebtedness that exceeds (x) $75 million in any one or series of related transactions to the extent the proceeds of such financing are used to refinance our existing indebtedness, or (y) $25 million in any twelve-month period to the extent such indebtedness increases our aggregate indebtedness or (ii) incur, create or guarantee any indebtedness with a yield to maturity exceeding ten percent;

•	authorize or permit the purchase, redemption or other acquisition of Partnership interests (or any options, rights, warrants or appreciation rights relating to the Partnership interests) by us;

•

select or dismiss, or enter into any employment agreement or amendment of any employment agreement of, the chief executive officer and the chief financial officer of the Partnership or its subsidiary, American Midstream, LLC;

•

enter into any agreement or effect any transaction between us or any of our subsidiaries, on the one hand, and any affiliate of the Partnership or the general partner, on the other hand, other than any transaction in the ordinary course of business and determined by the board of directors of the general partner to be on an arm’s length basis; or

•	cause or permit us or any of our subsidiaries to enter into any agreement or make any commitment to do any of the foregoing.

The Series A Preferred Units are convertible in whole or in part into Common Units at any time after January 1, 2014 or, prior to that date, with the consent of the required lenders under the Credit Agreement, at the holder’s election. The number of Common Units into which a Series A Preferred Unit is convertible will be an amount equal to (i) the sum of $17.50 and all accrued and accumulated but unpaid distributions, divided by (ii) the Conversion Price (the “Conversion Rate”).

In the event that the Partnership issues, sells or grants any Common Units or convertible securities at an indicative per Common Unit price that is less than $17.50 (subject to customary anti-dilution adjustments), then the Conversion Rate will be adjusted according to a formula to provide for an increase in the number of Common Units into which Series A Preferred Units are convertible.

Prior to the consummation of any recapitalization, reorganization, consolidation, merger, spin-off or other business combination in which the holders of Common Units are to receive securities, cash or other assets (a “Partnership Event”), we are obligated to make an irrevocable written offer, subject to consummation of the Partnership Event, to each holder of Series A Preferred Units to redeem all (but not less than all) of such holder’s Series A Preferred Units for a price per Series A Preferred Unit payable in cash equal to the greater of:

•	the sum of $17.50 and all accrued and accumulated but unpaid distributions for each Series A Preferred Unit; and

•	an amount equal to the product of:

(i)	the number of Common Units into which each Series A Preferred Unit is convertible; and

(ii)	the sum of:

(A)	the cash consideration per Common Unit to be paid to the holders of Common Units pursuant to the Partnership Event, plus

(B)	the fair market value per Common Unit of the securities or other assets to be distributed to the holders of the Common Units pursuant to the Partnership Event.

Upon receipt of such a redemption offer from us, each holder of Series A Preferred Units may elect to receive such cash amount or a preferred security issued by the person surviving or resulting from such Partnership Event and containing provisions substantially equivalent to the provisions set forth in the Amended Partnership Agreement with respect to the Series A Preferred Units without material abridgement.

Upon any liquidation and winding up of the Partnership or the sale of substantially all of the assets of the Partnership, the holders of Series A Preferred Units generally will be entitled to receive, in preference to the holders of any of the Partnership’s other securities, an amount equal to the sum of the $17.50 multiplied by the number of Series A Preferred Units owned by such holders, plus all accrued but unpaid distributions on such Series A Preferred Units.

The description of the Series A Preferred Units contained in this Item 3.02 is qualified in its entirety by reference to the applicable provisions of the Amended Partnership Agreement, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 5.01 Changes in Control of Registrant.

On April 15, 2013, AIM Midstream Holdings and High Point entered into a Purchase Agreement (the “Purchase Agreement”), pursuant to which High Point purchased from AIM Midstream Holdings all of the Partnership’s 4,526,066 Subordinated Units and 90% of the limited liability company interests in our general partner, which holds all of our general partner units and incentive distribution rights. The transactions contemplated by the Purchase Agreement were consummated on April 15, 2013. The $50 million cash consideration paid to AIM Midstream Holdings was reduced by (i) $12.5 million, which is being held in escrow and available for contribution to the Partnership upon satisfaction of certain conditions and (ii) all reasonable and documented expenses incurred by the Partnership and our general partner in connection with the Purchase Agreement and the Fourth Amendment and 50% of the reasonable and documented expenses incurred by the Partnership and our general partner in connection with the Contribution Agreement and the Amended and Restated Partnership Agreement. The cash consideration paid by High Point was funded by cash on hand. Prior to the consummation transactions contemplated by the Purchase Agreement, AIM Midstream Holdings owned all of the outstanding limited liability company interests in our general partner. As of the consummation of the transactions contemplated by the Purchase Agreement, High Point has ability to appoint all of the members of our general partner’s board of directors.

The information contained in Items 5.02 and 5.03 in this Current Report on Form 8-K are incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the transactions contemplated by the Purchase Agreement, on April 15, 2013, Robert B. Hellman, Jr., Edward O. Diffendal and L. Kent Moore each resigned as a member of the board of directors of our general partner. In addition, Mr. Hellman resigned as Chairman of our general partner.

On April 15, 2013, in connection with the Purchase Agreement and pursuant to the Amended GP Agreement descried in Item 5.03 hereto, Stephen W. Bergstrom, former President and Chief Operating Officer of Dynegy, Inc., was appointed Executive Chairman of the board of directors of our general partner, and Daniel R. Revers, Managing Partner and Co-Founder of ArcLight, and Jake F. Erhard, a Managing Director of ArcLight, were appointed to the board of directors of our general partner

On April 15, 2013, in connection with the transactions contemplated under the Purchase Agreement, Matthew Rowland was appointed as the Chief Operating Officer of our general partner.

Matthew W. Rowland, age 50, was appointed Chief Operating Officer of our general partner in April, 2013. Prior to his appointment with American Midstream, Mr. Rowland was a founder and Managing Director at High Point Energy, LLC (“HPE”) from 2009 to 2013. Prior to HPE, Mr. Rowland served as Vice President, Asset Optimization for CIMA ENERGY, LTD. from 2003 through 2009. Mr. Rowland began his career with Tenneco/El Paso where he held various operational and commercial roles from 1986 to 2003. Mr. Rowland received a B.S. degree in Mechanical Engineering from Texas A&M University in 1985.

On April 19, 2013, pursuant to the Amended GP Agreement described in Item 5.03 hereto, Lucius H. Taylor, a Principal of Arclight, was appointed to the board of directors of our general partner.

The information contained in Item5.03 in this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of April 15, 2013, our general partner entered into the Amended Partnership Agreement to create and provide for the issuance of the Series A Preferred Units. The description of the Series A Preferred Units in Item 3.02 hereto is hereby incorporated by reference into this Item 5.03.

Effective as of April 15, 2013, High Point and AIM Midstream Holdings entered into the Second Amended and Restated Limited Liability Company Agreement (the “Amended GP Agreement”) of American Midstream GP, LLC (the “General Partner”). The Amended GP Agreement reflects the acquisition by High Point of 90% of the limited liability company interests in the General Partner. The Amended GP Agreement further provides for two classes of equity securities in the General Partner: the Class A Membership Interests, owned by High Point, which have the voting rights of members under the Amended GP Agreement; and the Class B Membership Interests, owned by AIM Midstream Holdings, which have no voting rights other than those voting rights as specifically and unconditionally required by applicable law. The Amended GP Agreement also provides for certain restrictions on transfers of membership interests in the General Partner. The Amended GP Agreement also expands the responsibilities and authorities of the Chairman of the Board of our general partner and amends certain provisions that are no longer applicable to the General Partner.

The descriptions of the Amended Partnership Agreement and Amended GP Agreement contained in this Item 5.03 are not complete and are qualified in their entirety by reference to the full text of each of the Amended Partnership Agreement and the Amended GP Agreement, which are filed as Exhibits 3.1 and 3.2, respectively, hereto and are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On April 16, 2013, the Partnership issued a press release describing the transactions contemplated by the Contribution Agreement and the Purchase Agreement. The press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01 Financial Statements and Exhibits.

The financial statements that may be required in connection with the transactions contemplated by the Contribution Agreement are not included in this Current Report on Form 8-K. The Partnership will file the required financial statements within 71 calendar days after the date this Current Report on Form 8-K was required to be filed with the Securities and Exchange Commission.

(d) Exhibits. See “Exhibits Index” attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Midstream Partners, LP

	By:	American Midstream GP, LLC,
its General Partner

Date: April 19, 2013	By:	/s/ Daniel C. Campbell
	Name:	Daniel C. Campbell
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

3.1	Third Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP.

3.2	Second Amended and Restated Limited Liability Company Agreement of American Midstream GP, LLC

10.1	Contribution Agreement, dated as of April 15, 2013, by and between American Midstream Partners, LP and High Point Infrastructure Partners, LLC.

10.2	Fourth Amendment to Credit Agreement, dated as of April 15, 2013, by and among American Midstream, LLC, American Midstream Partners, LP, Bank of America, N.A., as administrative agent, and the Lenders Party thereto.

99.1	Press Release dated April 16, 2013.